UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2011

INTERNATIONAL BANCSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 000-09439

Texas	000-09439	74-2157138
(State or other jurisdiction	(Commission File Number	(I.R.S. Employer
of incorporation or organization)		Identification No.)

1200 San Bernardo, Laredo, Texas	78040-1359
(Address of principal executive offices)	(ZIP Code)

(Registrant’s telephone number, including area code)  (956) 722-7611

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below);

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 250.13e-4 (c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 16, 2011, International Bancshares Corporation (the “Company”) held its 2011 Annual Meeting of Shareholders (the “Annual Meeting”) to vote on the following proposals:

(1)          To elect twelve (12) directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

(2)          To ratify the appointment of McGladrey & Pullen, LLP as independent auditors for the fiscal year ending December 31, 2011; and

(3)          To consider and approve a non-binding advisory resolution to approve the compensation of the Company’s named executives as described in the Compensation, Discussion and Analysis and the tabular disclosure regarding named executive officer compensation in the Company’s Proxy Statement for the Annual Meeting.

At the Annual Meeting 59,238,146 shares of Company common stock were present in person or by proxy.  The following table lists the final voting results for the Annual Meeting:

					Broker
Election of Directors	For	Against	Withheld	Abstentions	Non-Votes

Irving Greenblum	47,466,677		586,625		11,053,805
R. David Guerra	39,280,216		8,773,086		11,053,805
Daniel B. Hastings, Jr.	47,481,122		572,180		11,053,805
Douglas B. Howland	47,505,444		547,858		11,053,805
Imelda Navarro	37,478,390		10,574,912		11,053,805
Sioma Neiman	31,977,689		16,075,613		11,053,805
Peggy J. Newman	47,486,663		566,639		11,053,805
Dennis E. Nixon	37,031,234		11,022,068		11,053,805
Larry A. Norton	47,505,307		547,995		11,053,805
Leonardo Salinas	41,191,183		6,862,119		11,053,805
Antonio R. Sanchez, Jr.	38,725,818		9,327,484		11,053,805
Guillermo F. Trevino	47,505,134		548,168		11,053,805

Ratification of McGladrey & Pullen, LLP	59,063,763	148,555		25,828	131,039

Non-binding Advisory Resolution	46,898,915	486,310		659,246	11,062,636

Based on the foregoing results, each director nominee was elected by a plurality vote, which is the voting standard required by the Company’s Bylaws.  In addition, each of the other proposals was approved by a majority vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL BANCSHARES CORPORATION
(Registrant)

	By:	/s/ Dennis E. Nixon
Dennis E. Nixon, President and
Chairman of the Board

Date: May 18, 2011